UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 3, 2009
MIDWAY GAMES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12367 (Commission File Number)	22-2906244 (I.R.S. Employer Identification Number)
2704 West Roscoe Street, Chicago, Illinois 60618
(Address of Principal Executive Offices)          (Zip Code)
Registrant’s telephone number, including area code: (773) 961-2222
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
THQ Asset Purchase Agreement
     On August 3, 2009, Midway Games Inc. (the “Registrant”) and two of its United States subsidiaries, Midway Home Entertainment Inc. (“MHE”) and Midway Studios Los-Angeles Inc. (“MSLA,” together with the Registrant and MHE, the “Sellers”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with THQ Inc. (“THQ”).
     Under the terms of the Asset Purchase Agreement, THQ will purchase substantially all of the assets used in connection with and arising out of the operation of the video game design and development studio operating out of the Registrant’s San Diego, California facility (the “CA Facility”), with certain exclusions, including, but not limited to, the TNA iMPACT! video game (the “Excluded Game”) and certain third party licenses related to the Excluded Game. The purchase price for the assets is Two Hundred Thousand Dollars ($200,000) plus the aggregate of any cure amounts and other assumed liabilities under assumed contracts and accrued unpaid time off for employees hired by THQ. THQ extended offers of at-will employment to at least forty employees at the CA Facility as of August 4, 2009 on terms and conditions at least as favorable as their current terms of employment and, pursuant to the terms of the Asset Purchase Agreement, shall have reasonable access to the Registrant’s employees to conduct additional interviews and, in its discretion, offer additional employment. As previously reported, on July 1, 2009, the Registrant complied with the federal Worker Adjustment and Retraining Notification Act (the “WARN Act”) and provided a 60-day notification to the employees of the CA Facility, including employees of MSLA, of its intention to close the CA Facility. Due to THQ’s offer of at-will employment to certain employees, the Registrant expects a payroll cost savings as it is no longer required to pay salaries and accrued paid time off for the remainder of the WARN Act notice period to those employees that accept THQ’s offer of employment. See the Registrant’s Current Report on Form 8-K filed on July 8, 2009 for more information about the notification under the WARN Act at the CA Facility.
     The consummation of the transaction contemplated by the Asset Purchase Agreement is subject to (i) entry of an order of the United States Bankruptcy Court for the District of Delaware (the “Court”) approving the proposed transaction, (ii) entry into a license agreement between THQ and Warner Bros. Entertainment Inc. in connection with a shared engine developed by or on behalf of Sellers and their affiliates prior to July 10, 2009 (the terms of which have been agreed) and (iii) other customary closing conditions.
     The above description of the Asset Purchase Agreement is qualified in its entirety by reference to the terms of the Asset Purchase Agreement, attached hereto as Exhibit 2.1 and incorporated herein by reference.
European Subsidiaries Share Purchase Agreements
      On August 5, 2009, MHE entered into a Stock Purchase Agreement with F+F Publishing GmbH, a German limited liability company (“F+F”), whereby MHE intends to sell all of the shares of its wholly-owned German subsidiary, Midway Games GmbH (“MGG”) to F+F (the “F+F SPA”). Also on August 5, 2009, MHE entered into a Stock Purchase Agreement with Spiess Media Holding UG (Limited Liability), a German enterprise company with limited liability (“SMH”), whereby MHE intends to sell all of the shares of its wholly-owned subsidiaries (i) Midway Games SAS, a company organized under the laws of France (“MGS”), and (ii) Midway Games Limited, an English limited liability private company (“MGL”), to SMH (the “SMH SPA,” together with the F+F SPA, the “Europe Purchase Agreements”). The aggregate purchase price for the shares of MGL and MGS shall be One Euro (€1) allocated 50% towards the purchase of the shares of MGL and 50% towards the purchase of the shares of MGS. The purchase price for the shares of MGG shall be One Euro (€1). In addition, pursuant to the terms of the Europe Purchase Agreements, it is a condition of closing that at, or prior to, closing MHE and its affiliates enter into an Intercompany Agreement (the “Intercompany Agreement”) to resolve certain intercompany obligations so that there shall be no intercompany obligations outstanding among MGL, MGS, MGG and any of MHE or its affiliates at closing. The Intercompany Agreement will result in a payment of approximately One Million Seven Hundred Thousand Dollars ($1,700,000) from MGL to MHE at the closing of the transactions.
     The consummation of the transactions contemplated by the Europe Purchase Agreements and the Intercompany Agreement are subject to entry of an order of the Court approving the proposed transactions and other customary closing conditions.
     SMH was formed by Martin Spiess for the purpose of purchasing the shares of MGL and MGS. Mr. Spiess is a named executive officer of the Registrant and has served as the Executive Vice President — International for MGL since April 2008. Prior to that, he served MGL as its Managing Director-Europe from May 2005 to April

2008. Mr. Spiess is also currently the President of MGS. F+F has been operated for several years by Uwe Fürstenberg and Hans Meyer, the sole shareholders of F+F. F+F and MGG conduct business with each other. Messrs. Fürstenberg and Meyer are current members of management of MGG. Mr. Fürstenberg is the current General Manager of MGG and has served in that capacity since February 2005 when MGG commenced operations. Mr. Meyer serves as Finance Director of MGG. Messrs. Spiess, Fürstenberg and Meyer will cease their employment relationship with the Registrant’s subsidiaries upon closing.
     The above descriptions of the Europe Purchase Agreements and Intercompany Agreement (attached as Schedule 7.2 to each of the F+F SPA and SMH SPA) are qualified in their entirety by reference to the terms of the F+F SPA and the SMH SPA, attached hereto as Exhibits 2.2 and 2.3, respectively, and incorporated herein by reference.
Item 8.01 Other Events
     On August 6, 2009, the Registrant and its United States subsidiaries (together with the Registrant, the “Debtors”) filed their monthly operating report for the period June 1, 2009 through and including June 30, 2009 (the “Monthly Operating Report”) with the Court. A copy of the Monthly Operating Report is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This current report (including Exhibit 99.1 attached hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely by Regulation FD.
     The Registrant cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any securities of the Registrant. The Monthly Operating Report is limited in scope, covers a limited time period, does not include information about non-U.S. subsidiaries, and has been prepared solely for the purpose of complying with the monthly reporting requirements of the Office of the United States Trustee. The Monthly Operating Report was not audited or reviewed by independent accountants, is in a format prescribed by applicable requirements of the Office of the United States Trustee, and is subject to future adjustment and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the securities of the Registrant, the Monthly Operating Report contains any information beyond that required by the Office of the United States Trustee. The Monthly Operating Report also contains information for periods which are shorter or otherwise different from those required in the Registrant’s reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such information might not be indicative of the Registrant’s financial condition or operating results for the period that would be reflected in the Registrant’s financial statements or in reports pursuant to the Exchange Act. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.
     This current report and Exhibit 99.1 contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements include, without limitation, the Registrant’s beliefs concerning future business conditions, outlook based on currently available information and statements regarding the Registrant’s expectations concerning the bankruptcy process. The Registrant’s actual results could differ materially from those anticipated in the forward-looking statements as a result of these risks and uncertainties. These risks and uncertainties, include, without limitation, (1) the ability of the Registrant to develop, pursue, confirm and consummate one or more Chapter 11 plans of reorganization or liquidation with respect to the Debtors’ Chapter 11 cases; (2) the ability of the Registrant to obtain court approval of its motions in the Chapter 11 cases pursued by it from time to time; (3) risks associated with third parties seeking and obtaining Court approval to terminate or shorten the exclusivity period for the Registrant to propose and confirm one or more Chapter 11 plans, or the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; (4) potential adverse developments with respect to the Registrant’s liquidity or results of operations; (5) the ability of the Registrant to fund and execute its business plan; (6) the ability of the Registrant to retain and compensate key executives and other key employees; and (7) any further deterioration in the macroeconomic environment or consumer confidence. Discussion of additional factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations is set forth under “Item 1. Business” in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008, and in more recent filings made by the Registrant with the Securities and Exchange Commission. Each forward-looking statement, including, without limitation, financial guidance, speaks only as of the date on which it is made, and the Registrant undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, except as required by law.

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement by and among Midway Games Inc., Midway Home Entertainment Inc. and Midway Studios-Los Angeles Inc. and THQ Inc. dated as of August 3, 2009.

2.2	Stock Purchase Agreement by and between Midway Home Entertainment and F+F Publishing GmbH for 100% of the Issued and Outstanding Share Capital of Midway Games GmbH dated as of August 5, 2009.

2.3	Stock Purchase Agreement by and between Midway Home Entertainment and Spiess Media Holding UG (Limited Liability) for 100% of the Issued and Outstanding Stock of Midway Games Limited and Midway Games SAS dated as of August 5, 2009.

99.1	Monthly Operating Report for the period June 1, 2009 through and including June 30, 2009, filed with the United States Bankruptcy Court for the District of Delaware

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.
August 7, 2009	By:	/s/Matthew V. Booty
Matthew V. Booty
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement by and among Midway Games Inc., Midway Home Entertainment Inc. and Midway Studios-Los Angeles Inc. and THQ Inc. dated as of August 3, 2009.

2.2	Stock Purchase Agreement by and between Midway Home Entertainment and F+F Publishing GmbH for 100% of the Issued and Outstanding Share Capital of Midway Games GmbH dated as of August 5, 2009.

2.3	Stock Purchase Agreement by and between Midway Home Entertainment and Spiess Media Holding UG (Limited Liability) for 100% of the Issued and Outstanding Stock of Midway Games Limited and Midway Games SAS dated as of August 5, 2009.

99.1	Monthly Operating Report for the period June 1, 2009 through and including June 30, 2009, filed with the United States Bankruptcy Court for the District of Delaware